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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 8, 2004
                                        ----------------
                        (Date of earliest event reported)


                               FORD MOTOR COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


             1-3950                                   38-0549190
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     (Commission File Number)                (IRS Employer Identification No.)


  One American Road, Dearborn, Michigan                   48126
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(Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code 313-322-3000
                                                            ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.
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Allan D. Gilmour, Vice Chairman of the Company, plans to retire effective
February 1, 2005. In approving Mr. Gilmour's retirement, on December 8, 2004, the Compensation Committee of the Board of Directors of the Company determined that restrictions on Mr. Gilmour's outstanding restricted stock will lapse on the effective date of his retirement. Mr. Gilmour will assist in the transfer of operations and responsibilities to Donat R. Leclair, Group Vice President and Chief Financial Officer of the Company, and others named by the Company, by January 28, 2005. In addition, Mr. Gilmour will assist in litigation on the Company's behalf. These arrangements will be confirmed in an agreement between the Company and Mr. Gilmour. Under the terms of a separation waiver agreement, Mr. Gilmour will agree not to enter into any arrangement that would be competitive with the Company or any subsidiaries and to maintain confidentiality on all Company matters, and refrain from engaging in inimical conduct toward the Company.

Mr. Gilmour also will remain a member of the Ford Motor Credit Company Advisory Board. As a non-employee member of such board, Mr. Gilmour will receive the customary fees paid to non-employee members. Currently, the fees are: Annual
Fee: $10,000, Attendance Fee: $1,000.

See Item 5.02 below for a discussion of the Company's arrangement under its Select Retirement Plan for, and entry into a Consulting Agreement with, Nicholas
V. Scheele.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
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Nicholas V. Scheele, President of the Company, plans to retire effective
February 1, 2005. He also will resign from the Board of Directors of the Company, effective February 1, 2005.

On December 8, 2004, the Compensation Committee of the Board of Directors of the Company approved the terms of Mr. Scheele's retirement arrangement under the terms of the Select Retirement Plan, which requires that he sign a separation waiver agreement. This arrangement will be confirmed in an agreement between the Company and Mr. Scheele. He will be entitled to retirement benefits under that plan at the same pension level as designated for a Company President. He also will be eligible for the same post-retirement benefits, such as health care and life insurance on the same terms and conditions as other Company salaried employees retiring at the same time. He also will be eligible for two executive vehicles under the Executive Evaluation Vehicle Program, consistent with standard benefits under that program. In connection with his retirement arrangement, he agreed not to enter into any arrangement that would be competitive with the Company or any subsidiaries and to maintain confidentiality on all Company matters, refrain from engaging in inimical conduct toward the Company and assist in litigation on the Company's behalf. He also agreed to assist in the transfer of operations and responsibilities to Jim Padilla by January 28, 2005 and to resign from the Board of Directors and any charitable boards on which he participates on the Company's behalf. In addition, all restrictions on outstanding restricted stock and restricted stock equivalents previously awarded

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to Mr.  Scheele  will lapse on February 1, 2005.  The Company  will  provide tax preparation assistance to Mr. Scheele for the 2004 tax year.

In order to provide for a smooth transition for Mr. Scheele's successor, the Compensation Committee approved the terms of a consulting agreement to be entered into between the Company and Mr. Scheele. Under the agreement, Mr. Scheele agreed to be available to serve as a consultant on special assignment to the Chairman and Chief Executive Officer commencing on February 1, 2005 and ending on January 31, 2006, to provide consultation to the Company, unless the agreement is terminated earlier by either party upon 60 days written notice. Examples of the consulting services to be provided under the agreement include, but are not limited to, advising on the Company's European and Premier Automotive Group operations and targeted coaching of other executives for retention purposes. His consulting fee will be $150,000 for each calendar quarter, payable quarterly in advance, beginning in February 2005, provided that the fee will be prorated for any pay period that is less than three full months. During the term of the agreement, he will be reimbursed for customary and reasonable business-related expenses and travel that he is authorized to take, consistent with Company policies and procedures.

During the term of the agreement, Mr. Scheele will be provided with an office and computer support when in Dearborn and will be provided travel support services by the Company in making aircraft travel arrangements in connection with services to be provided under the agreement. He will not be entitled to use the Company aircraft. He also will be provided a laptop computer, software, one docking station with monitor, printer, fax machine and wireless support, email, internet connection, Blackberry PDA and RNA service for use during the term of the agreement.


James J. Padilla, 58, has been elected President and Chief Operating Officer of the Company, and a member of the Board of Directors and a member of the Office of the Chairman and Chief Executive effective February 1, 2005. Mr. Padilla has been Chief Operating Officer of the Company since May 1, 2004. Prior to his present assignment, Mr. Padilla was Executive Vice President, President of the Americas since December 15, 2003. From September 10, 2003 until December 15, 2003, Mr. Padilla was Executive Vice President, President North and South America. From November 30, 2002 until September 10, 2003, Mr. Padilla was Executive Vice President, President of North America. From October 30, 2001 until November 30, 2002, Mr. Padilla was Group Vice President, North America. From August 1, 2001 until October 30, 2001, Mr. Padilla was Group Vice President, Global Manufacturing and Quality. From January 1999 until August 1, 2001, Mr. Padilla was Group Vice President, Global Manufacturing.

On June 1, 2002, Mr. Padilla, along with most of the Company's executive officers, entered into a non-compete agreement with the Company whereby he agreed not to directly or indirectly work or associate with any business that competes with Ford for two years after his voluntary termination. In return, Mr. Padilla received restricted shares of common stock in an amount approximately equal to his then current yearly salary. Restrictions on the restricted shares lapse on the third anniversary of the grant date.

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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FORD MOTOR COMPANY
                                            ------------------
                                            (Registrant)


Date:  December 13, 2004                    By: /s/Peter J. Sherry, Jr.
                                                -----------------------
                                                Peter J. Sherry, Jr.
                                                Secretary